Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Form S-8 Registration Statement of our report, dated March 31, 2010, on the consolidated financial statements of Monarch Financial Holdings, Inc. and Subsidiaries as of December 31, 2009 and 2008, and for each year in the three-year period ended December 31, 2009, which appears in the Annual Report on Form 10-K of Monarch Financial Holdings, Inc. for the year ended December 31, 2009.

/s/ Goodman & Company, L.L.P.

Norfolk, Virginia
June 24, 2010